UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2006

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2005, Liberty Acquisition, Inc. (“Liberty”), a subsidiary of CompuCredit Corporation, entered into a Stock Purchase Agreement (the “Agreement”) with CardWorks, L.P., pursuant to which Liberty would acquire all of the issued and outstanding shares of capital stock of CardWorks, Inc., a privately held issuer and third-party servicer of consumer credit cards through its subsidiaries Merrick Bank Corporation, a Utah industrial loan bank, and Cardholder Management Services, LLC.

On March 23, 2006, Liberty and CardWorks, L.P. (the “Parties”) entered into an Amendment to the Agreement pursuant to which the Parties extended the termination date of the Agreement. In addition, the Parties agreed that if the acquisition did not close by April 3, 2006, CardWorks, L.P. would have the option (but not the obligation) to consummate the acquisition. Liberty also agreed to allow CardWorks, L.P. to negotiate the sale of CardWorks, Inc. with third parties. The Parties executed Amendments No. 2, No. 3 and No. 4 to the Agreement on April 12, 2006, April 26, 2006 and May 18, 2006, respectively, pursuant to which the Parties further modified the termination date.

On June 14, 2006, the Parties executed Amendment No. 5 to the Agreement, pursuant to which the Parties further modified the termination date such that the Agreement shall terminate on June 30, 2006 if the closing has not occurred on or before such date.

On June 14, 2006, the Parties also executed Amendment No. 6 to the Agreement, which will only become effective upon the closing of a loan from Merrill Lynch Mortgage Capital Inc. to two affiliates of CardWorks, L.P. (the “Merrill Loan”) prior to or on June 30, 2006. The Merrill Loan will be secured by a pledge of the common stock of CardWorks, Inc. The Parties contemplate that the lien on the CardWorks, Inc. common stock will be satisfied by partial payment by Liberty of the purchase price for CardWorks, Inc.

Under Amendment No. 6, the Parties agree to extend the termination date of the Agreement to October 2, 2006. In addition, the Parties agree to modify the purchase price for CardWorks, Inc. such that Liberty will pay (i) $300,000,000 if the closing occurs on or prior to September 1, 2006 or (ii) $302,500,000 if the closing occurs after September 1, 2006 but prior to October 2, 2006. In the event the acquisition does not close by October 2, 2006, Liberty agrees to reimburse CardWorks, L.P. or its affiliates for the interest on and certain fees related to the Merrill Loan.

Copies of Amendments No. 5 and No. 6 to the Agreement are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Amendment No. 5 to Stock Purchase Agreement, dated as of June 14, 2006, by and between CardWorks, L.P. and Liberty Acquisition, Inc.

Exhibit 2.2	Amendment No. 6 to Stock Purchase Agreement, dated as of June 14, 2006, by and between CardWorks, L.P. and Liberty Acquisition, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: June 16, 2006	By:	/s/ J.Paul Whitehead, III
	Name:	J.Paul Whitehead, III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Form 8-K

June 16, 2006

Filed
Exhibit No.	Description	Herewith	By Reference

2.1	Amendment No. 5 to Stock Purchase Agreement	X

2.2	Amendment No. 6 to Stock Purchase Agreement	X